EXHIBIT 10.21
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE PAYOR OF AN APPLICABLE EXEMPTION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT.
PROMISSORY NOTE

$___	Promissory Note No. ___
June 16, 2003
as amended December 9, 2003
     FOR VALUE RECEIVED, the undersigned, Restore Medical, Inc. (“Payor”), hereby promises to pay                                                              (“Payee”) the sum of                                           DOLLARS ($                    ) in lawful currency of the United States of America at the demand of the Payee at any time on or after December 31, 2003. This Note shall bear interest at a rate of 12% per annum, commencing as of June 16, 2003, payable together with principal at maturity. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable, and any remainder shall be applied to principal.
     This Note is issued pursuant to, and is entitled to the benefits of the provisions of that certain Bridge Loan Agreement, dated as of June 16, 2003, as amended as of December 9, 2003 (the “Bridge Loan Agreement”) between the Payor, the Payee and the others parties thereto; but neither this reference to such Bridge Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the maker of this Note to pay the principal hereof and interest hereon as herein provided. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Bridge Loan Agreement.
     The holder hereof is entitled to all of the benefits and subject to all of the obligations provided for in the Bridge Loan Agreement, including conversion hereof as provided under Section 7.1 thereof, and repayment in the event of (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (b) any consolidation, merger or sale of all or substantially all of the assets of the Company, or (c) any transfer of more than fifty percent (50%) of the voting power of the Company as provided under Section 7.5 thereof. Reference is made to the Bridge Loan Agreement for a statement of the terms and conditions under which this indebtedness was incurred (including conversion, waiver, etc.) and the Events of Default under which the promissory note may come due. The provisions of the Bridge Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.
     This Note shall, upon an Event of Default (as defined in the Bridge Loan Agreement), become immediately due and payable without any notice or other action on the part of the holder hereof, as specified in the Bridge Loan Agreement. This Note may not be prepaid in whole or in part without the consent of the Payee.

     This Note is secured under a security agreement (the “Security Agreement”) between the Payor and the Payee dated as of June 16, 2003, attached hereto as Exhibit A. Reference is hereby made to the Security Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note.
     The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.
     This Note has been acquired for investment and has not been registered under the Act. This Note may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of such registration or evidence satisfactory to Payor of an applicable exemption therefrom under the Act or compliance with Rule 144 under the Act.
     This Note shall be deemed to have been made under and shall be governed by the laws of the State of Minnesota without giving effect to conflict of laws rules and none of its terms or provisions may be waived, altered, modified or amended except as Payor or Payee may consent thereto in writing.
     The Payor and all endorsers of this Note each hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.
     Amendment. This Note is intended to amend by substitution the Note dated as of June 16, 2003, made by the Company in favor of Payee.
     IN WITNESS WHEREOF, Payor has executed and delivered this Note to Payee as of the date first written above.

RESTORE MEDICAL, INC.

By:

Name: Susan L. Critzer
Title: President and Chief Executive Officer